EXHIBIT
                                      10.5



                          COZCO MANAGMENT / EAT AT JOES
                             LEASE INFORMATION FORM

1.        PARTIES:

TENANT: E.A.J.: PHL, AIRPORT, INC.

LANDLORD: MARKETPLACE REDWOOD LIMITED PARTNERSHIP

PRIME LANDLORD: City of Philadelphia

2.       LEASED PREMISES

Address: Prime Leased Premises; That certain area located within the Terminal Building (as defined in the lease) leased by Prime Landlord to Landlord pursuant to the Prime Lease, as more particularly designated in Exhibit A attached to the Lease.

          Leased Premises: Tenant's portion of the Prime Leased Premises shown crosshatched on Exhibit A to the Lease,

Leaseable Building Area: Approximately 845 sq. ft.

Permitted Uses: The first-class, high-quality operation for the sale and display of the items listed on Exhibit G attached to the Lease

Prohibited Uses (Check One): _None

                                      X All except permitted uses

Specific prohibited uses:







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3.       TERM:

Initial Term Commencement Date through Termination Date

     Commencement Date is defined as the earlier to occur of (a) the Outside Commencement Date (the later to occur of (i) May 1, 1997, or (ii) the day that is 75 days after the date on which Landlord approves the plans and specifications for the Tenant's Work, as provided in the Lease), or, if later, the expiration of 45 days after delivery of possession of the Premises to the Tenant; or (b) the opening by Tenant of its business in the Premises

Termination Date is April 30, 2007. [4. 1]

Options to Renew                     No.

What is rent during renewal period?.: N/A

4.       RENTAL:

Minimum Annual: $85,500.00

Percentage? Yes.

If yes, (1) describe percentage rent formula: Annual percentage Rental is the sum equal to 15% of the amount by which annual Gross Concession Sales exceed the "First Breakpoint" as defined in the Lease up to the "Second Breakpoint", as defined in the Lease, plus 18% of the amount by which annual Gross Concessions Sales exceed the Second Breakpoint, [11. 1E]

 (2) discuss effect of of assignment or subletting: N/A

Is there a provision for tenant to pay tax and operating expense escalation? Tenant responsible for allocable portion of Taxes (as defined in the Lease) (see below).

If yes, outline formula:







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Prepaid or free rent or existing offsets: None.

Amount: N/A

Period: ______________________________________

Renewal or Escalation Rent: N/A

Any Take-over lease? N/A

5.       EXPENSES PAID BY TENANT:

Summarize lease provision regarding the following expenses:

Real Estate Taxes:  Tenant pays its proportionate share of real estate and other
     Taxes, computed by multiplying the amount of such Taxes by a fraction, the numerator of which is Tenant's Floor Area and the denominator of which is landlord's Floor Area. [7, 1]

Insurance; Tenant must maintain certain insurance at its expense, including commercial general liability, all-risk property and casualty, boiler and machinery, worker's compensation, automobile, liquor law legal liability, builder's risk, and any other insurance as required by Landlord or Prime Landlord. [13. 3]

Repairs and Maintenance  (Structural,  Roof, Exterior,  Interior,  Glass): Prime
     Landlord has covenanted landlord in Prime Lease that it will make or cause to be made all structural repairs to exterior walls, exterior columns, roof penetrations and structural floors which collectively enclose the Premises. [10.1]

     All other repairs to the Premises, other than those required to be made by Landlord pursuant to Section 14.1 of the Lease (with respect to partial damage), and other than those required to be made by the Prime Landlord (as described above) are to be made by the Tenant at its expense. [10-2]

         1121;22

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Utilities  (Electricity,  Heat, Air Conditioning,  Water):  Tenant must. pay for utility service, whether furnished by Landlord directly or by the utility company furnishing the utility to the Airport. To the extent practicable, all utility service to the Premises is to be separately submetered. [12.1] No separate charge to be assessed against Tenant for HVAC Service; however, the costs to maintain, repair and replace, and the costs of electric service to operate the systems and equipment providing HVAC Service shall be excluded in Landlord's Operating Costs for which Tenant is required to pay a proportionate share. [12-2]

Services(Janitorial Cleaning).- The cost of trash removal service is included in Landlord's Operating Costs. Tenant pays its allocable share of Dumpster Costs, Tenant also pays a monthly Delivery Service Charge if Landlord elect to furnish a service for the delivery and distribution of merchandise and other items. [9.4]

Contributions  to  Parking  and/or  Common  Areas  (CAM):   Included  -Landlords
     Operating Costs of which Tenant pays a proportionate share (as defined in the [11.4]

Would CAM  obligations be affected by more favored  treatment of another tenant?
No.

If yes explain:

Any other tenant obligations: Tenant paid an Initial Marketing Charge and a Pro-Opening Marketing Charge. Tenant must also pay a monthly contribution to the Marketing Fund. [9. 15, 9.16]

 6.      TENANT RIGHTS TO TERMINATE:

Can tenant cancel lease it:



     a.   Premises are not available or construction completed by specific date?
          No.

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If yes, what date?

b.   Leaves to other tenants are not in force or kept in force? No.

If yes, which tenants?

c. Leases to Others are not occupied for particular uses or operated under required names? No.

If yes, identify tenants and conditions:

d.   Premises are substantially destroyed during final lease years?

(see below)

At any time? Landlord has the obligation to restore substantial damage to the Premises during the Term, unless, in the reasonable estimate of landlord, the net amount of insurance proceeds to Landlord would be insufficient to cover the cost of restoration. [14.2]

If yes, what is definition of substantial destruction? Damage of such a character as cannot reasonably be expected to be repaired or the Premises restored within 60 days from the time that such repair work would be commenced. [14.6]

e.   Land1ord is unable to restore premises within ___________days?

     See above.

f. Property or demised premises partially condemned? If the whole or any part of the Premises under the of eminent domain the Lease terminates as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. [15.1]

 If Yes, what is definition of partial condemnation? N/A

         112122



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g.   Landlord  defaults for any reason other than to provide  additional  space?
     N/A

     If Yes, is tenant obligated to notify and give mortgagee rights to cure?

h.   For any other reasons? No. If yes describe:

7.      PARKING REQUIRED: N/A

Car stalls or ratio:

For exclusive use of this tenant?

Location: on leased promises?

on non-leased property?

off mortgaged property or property being purchased?

(if so, describe how parking to be assured):

8.      LANDLORD OBLIGATION TO RESTORE

Is landlord obligated to restore in event of of partial destruction? No.

If yes, define partial destruction:

Total Landlord has the obligation to restore substantial damage to the Premises during the Term, unless, in the reasonable estimate of Landlord, the net amount of insurance proceeds available to Landlord would be insufficient to cover the cost of restoration. [14.2]

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9.     COMPETITION LIMITATIONS:

Radius Clause: Is landlord prohibited from developing, leasing or occupying other property for business similar to this tenant? No.

If yes, what Is geographic restriction? NIA

Is there a radius clause restricting this tenant? No-

It so, describe.

Exclusives: b tenant granted an exclusive No.

Or other restrictions upon other tenants? No.

If Yes, in either case, describe:

Restrictions on tenant's activities in surrounding area? No.

10.  LEASE SUBORDINATIONS

Is this lease subordinate to any mortgage? The Lease is subordinate to any mortgage, deed of trust or other security instrument constituting a lien upon the Premises or Landlord's interest therein, whether in existence at the date of the lease or created thereafter. [18-1]

If yes, does foreclosure statute terminate lease?

-----------------------------------------------------

Does mortgagee in foreclosure have option to recognize or cancel lease?

-----------------------------------------------------

Is subordination conditioned on Non-Disturbance or Recognition Agreement? No, but Landlord agrees to use its best efforts to have the holder of any Mortgage that may become prior to the Lease enter into its usual





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nondisturbance  agreement with Tenant,  W long as Tenant is not in default under the Lease. [ 18.1]

11.      EXPANSION PROVISION:

Must landlord provide additions space? No.

If yes, under what conditions?

How much space and at what cost? ________________________

Is rent increased? ___________________________If yes, discuss formula:

If landlord defaults:

Does tenant have the right to cancel? _________________________

to construct & charge cost against existing fixed rent?

_____________ percentage rent only?

all rent? _________________________________



12. RENTAL OFFSETS;

If Landlord defaults in any lease obligations does tenant have the right to remedy and offset, costs against rent? No.

If yes, must tenant notify mortgagee and give mortgagee right to cure?

Are notice and curing terms satisfactory? Monetary -no notice and cure provisions. Non-monetary .. 20 days after the giving of notice by Landlord, unless the default is of such nature that it cannot be cured within such 20-day period, in which case no Event of Default shall occur so long as Tenant

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commences  the curing of the default  within such 20-day  period and  thereafter diligently prosecutes the curing of the same [17.1(g)]

13.       PURCHASE OPTION: RIGHT OF FIRST REFUSAL:

Is tenant granted the right to purchase the demised promises? No.

If yes, during what Period can option be exercised?

Price ?

Is tenant given the right to match any other offer to purchase? No.

14. TAKE-OVER-OBLIGATIONS

Does lease require landlord to assume rental or lease obligations of this tenant at another location? N/A

If yes, during what period can option be exercised?

15.       RETAIL STORE OPERATING AGREEMENTS:

Must Tenant operate business in premises? Yes.

If yes, for what duration, under what trade name, and what type of business? For the duration of the Term of the lease, under the trade name "Eat at Joe" [5.3; 1.1(x), for the permitted use.

If tenant can vacate must tenant continue to pay minimum annual rent?

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If lease  provides for  percentage  rent,  describe how such rent is  determined after promises are vacated:

Is tenant prevented from opening a store in competition with subject? No.

If yes, describe:

Is subletting Permitted? No,

Is assignment by tenant permitted? No (except that in the event of Tenant's

Bankruptcy. Tenant may propose to assign the Lease pursuant to 11 U.S.C $365). [16.1, 17.4]

Is tenant relieved of liability after assignment? N/A



After subletting or assignment, how is Percentage rent to be determined? N/A



Is there  any limitation on type of business, to be conducted? N/A



16. ASSIGNABUITY BY LANDLORD:

Any restriction upon  assignment by landlord? No.

If yes, describe:

Is landlord relieved of liability after assignment? Yes. [21.51

17.       NOTICES:

To whom should notices and duplicate notices be sent? (indicate names and addresses):

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If to Landlord:     MarketPlace Redwood Limited Partnership
                    50 Federal Street
                    Boston, Massachusetts 02110

with a copy to:     MarketPlace/Redwood Airport Management
                    Philadelphia     International     Airport     Philadelphia,
                    Pennsylvania 19153

and a copy to:      Now England Development
                    One Wells Avenue
                    Newton, Massachusetts 02159

and a copy to.-     Goulston & Storrs, P.C.
                    400 Atlantic Avenue
                    Boston, Massachusetts 02110
                    Attention: NED -Philadelphia AirportRetail

If to Tenant:       c/o Cozco Management Corporation
                    1415 Route 70 East Suite 412
                    Cherry , New Jersey 08034

with a copy to:     Obermayer Rebmann Maxwell & Hippel LLP
                    One Penn Center, 19tb Floor
                    1617 JFK Boulevard
                    Philadelphia, Pennsylvania 19103
                    Attention: Thomas A. Leonard, Esquire

If to Prime LanLord:  Director, Division of Aviation
                    City of Philadelphia, Terminal E
                    Philadelphia International Airport
                    Philadelphia, Pennsylvania 19153

with a copy to:     City of Philadelphia
                    City Solicitor
                    1600 Arch Street, 8th Floor
                    Philadelphia, Pennsylvania 19103

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18.       IMPROVEMENTS AND ALTERATIONS

     Landlord must, at its cost expense, perform all items of "Landlord's Work" as described in Exhibit C attached to the Lease. [8.1]

     Tenant must, at its cost and expense perform all items. of "Tenant's Work" as described in Exhibits C and D attached to the Lease- [8.21

     All leasehold improvements and other fixtures, equipment and property installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord. may not be removed from the Premises at any time, and at the expiration of the lease. all such leasehold improvements shall be deemed to be part of the Premises, and shall not be removed by Tenant when it vacates the Premises, and title there vest solely in Prime Landlord without payment of any nature to Tenant, unless Landlord or Prime Landlord requests their removal. [8.7]


         I 12,IZZ

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